Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K


                 Annual Report Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


[X] Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the fiscal year ended December 31, 2002

                                       or

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the transition period from ______ to ______

                          Commission file number 1-640


        A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

        B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               NL INDUSTRIES, INC.
                       16825 Northchase Drive, Suite 1200
                            Houston, Texas 77060-2544

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                                      INDEX



                                                                      Page
                                                                      ----

Signature Page                                                          2

Financial Statements and Supplemental Schedule
 with Report of Independent Auditors                               F-1 to F-10

Exhibit A - Consent of Independent Accountants

Exhibit B - Certification of Chief Executive Officer of NL Industries, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

Exhibit C - Certification of Chief Financial Officer of NL Industries, Inc. pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                    NL INDUSTRIES, INC.
                                    RETIREMENT SAVINGS PLAN

                             By:    NL INDUSTRIES, INC.
                                    PENSION AND EMPLOYEE
                                    BENEFITS COMMITTEE,
                                    Administrator of
                                    NL Industries, Inc.
                                    Retirement Savings Plan


                             By:    /s/ Robert D. Hardy
                                    ---------------------------
                                    Robert D. Hardy
                                    Chairman, Pension and
                                    Employee Benefits Committee


June 26, 2003

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN



                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE
                       WITH REPORT OF INDEPENDENT AUDITORS

                                December 31, 2002

                               NL INDUSTRIES INC.
                             RETIREMENT SAVINGS PLAN


                                      INDEX



                                                                         Page
                                                                         ----

Report of Independent Auditors                                            F-2

Financial Statements:
--------------------

 Statements of Net Assets Available for Benefits
  - December 31, 2002 and 2001                                            F-3

 Statement of Changes in Net Assets Available for Benefits
  - Year ended December 31, 2002                                          F-4

 Notes to Financial Statements                                        F-5 to F-9

Supplemental Schedule:
---------------------

 Schedule of Assets (Held at End of Year) - December 31, 2002            F-10

All other schedules are omitted because they are not applicable or not required.

                         REPORT OF INDEPENDENT AUDITORS


To the Participants and the Pension and Employee Benefits Committee of NL Industries, Inc.:

        In our opinion, the accompanying statements of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan (the "Plan") at December 31, 2002 and 2001, and the changes in net assets available for benefits for the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule, as listed on the accompanying index, is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                                      PricewaterhouseCoopers LLP

Houston, Texas
June 20, 2003

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 2002 and 2001


                                                       2002             2001
                                                    -----------      -----------
                ASSETS
Investments at fair value ....................      $21,199,959      $23,164,216
Employer contributions receivable ............          643,247          626,128
Cash .........................................           18,077              656
Loans to participants ........................           69,612           66,580
                                                    -----------      -----------

    Net assets available for benefits ........      $21,930,895      $23,857,580
                                                    ===========      ===========



                 See accompanying notes to financial statements.
                                       F-3

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          Year ended December 31, 2002



                                                                       2002
                                                                   ------------

Additions:
    Investment loss:
        Net depreciation in the fair value of investments .....    $ (1,788,931)
        Dividend income:
            NL Industries, Inc. ...............................         153,136
            Halliburton Company ...............................           3,218
            Tremont Corporation ...............................             381
            Other .............................................         102,407
        Interest income .......................................         605,422
                                                                   ------------

        Total investment loss .................................        (924,367)
                                                                   ------------

    Contributions:
       Participants ...........................................         662,646
       Employer ...............................................         643,247
                                                                   ------------

        Total contributions ...................................       1,305,893
                                                                   ------------

        Total increase ........................................         381,526

Deductions - distributions ....................................       2,308,211
                                                                   ------------

Net decrease ..................................................      (1,926,685)

Net assets available for benefits:
    Beginning of year .........................................      23,857,580
                                                                   ------------

    End of year ...............................................    $ 21,930,895
                                                                   ============

                 See accompanying notes to financial statements.
                                       F-4

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies:

        The financial statements of the NL Industries, Inc. Retirement Savings Plan (the "Plan") have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The following is a summary of the significant accounting policies followed by the Plan.

Investments

        Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

        Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for benefits the net appreciation (depreciation) in the fair value of its investments which consists of realized gains or losses and unrealized appreciation (depreciation) on investments.

Contributions

        Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions, if any, are accrued by the end of each year and are received in the subsequent year.

Investment income

        Income (loss) from investments is recorded on an accrual basis. Dividend income is recorded on the ex-dividend date.

Payment of benefits

        Benefits are recorded when paid.

Termination of Plan

        Although it has not expressed any intent to do so, NL Industries, Inc. ("NL") has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to guidelines set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, all participants become fully vested and the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

Management's Estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions, when applicable, that affect the reported amounts of net assets available for benefits at the date of the financial statements, the changes in net assets available for benefits during the reporting period and the disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Risks and Uncertainties

        The Plan provides for various investment fund options, which include common stocks, common collective trusts and mutual funds and/or combinations thereof. Investment securities are exposed to various risk factors, such as interest rates, market conditions and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the Statement of Net Assets Available for Benefits.

Note 2 - Plan description:

        The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

        The Plan's principal objective is to provide eligible employees of NL and certain U.S. subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 2002, there were 80 active participants (participants currently employed by the Company) and 230 total participants. Active participants may make basic contributions of between 0% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after-tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contributions of between 1% and up to 92% of their eligible compensation. Pursuant to the Internal Revenue Code, pre-tax contributions are limited to $11,000 in 2002 and total employee contributions (pre-tax and after-tax) and employer contributions are limited to $40,000 in 2002. Employees age 50 or over may contribute an additional pre-tax contribution as a catch-up contribution ($1,000 annual maximum for 2002). Catch-up contributions are permitted by Section 631 of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA").

        Also, in accordance with EGTRRA, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code. Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

        Participants may direct the investment of their balances in various funds approved by the Company's Pension and Employee Benefits Committee ("PEBCO"). Participants may reallocate investments among the available funds on a daily basis, except the common stock funds. Regarding the NL common stock fund, only one transfer per month may affect a participant's account. Prior to the investment in one of the available funds, contributions may be held as cash and be temporarily invested in securities with maturities of less than one year, issued or guaranteed by the U.S. government or any agency or instrumentality thereof, or deposited in a bank savings account.

        On May 7, 2002, NL's Board of Directors established the Pension and Benefits Committee ("PBC") and named the PBC the fiduciary for the Plan. As of that date, PBC, and not PEBCO, selects and approves funds for the Plan. All other statements in the preceding paragraph describing participant rights and temporary investments remain true.

        Employer contributions include (i) a match equal to a portion of participants' contributions, (ii) an annual contribution of 4% of employees' eligible earnings, and (iii) with respect to certain participants, a contribution related to NL's decision to freeze its defined benefit plan in 1996. The Company's level of matching contributions is determined annually and is based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of NL (the "MD&C Committee"). The Company match applies only to participants' basic contributions. The level of match approved by the MD&C
Committee for both 2002 and 2001 was 50%. Employees who are eligible to participate in the Plan receive an annual contribution to their investment accounts of 4% of their eligible compensation, subject to IRS limitations on eligible compensation, which for 2002 was $200,000. The Company makes this annual contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan.

        The Company amended the Plan to meet the vesting requirements of EGTRRA effective January 1, 2002. The new vesting schedule for participants effective January 1, 2002 allows for 20% vesting following two years of service, 50% vesting following three years of service, 75% vesting following four years of service, and 100% vesting following five years of service. A participant with less than two years of service is 0% vested in employer contributions. Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan.

        Distributions to employees may occur upon termination or during active service under prescribed circumstances. Prior to April 2002 distributions could be in the form of lump sums, installments, annuities, or combinations thereof, or distributions of employer securities. After April 2002 only lump sum distributions are allowed under the Plan.

        A participant is able to borrow from his/her fund account an amount ranging from a minimum of $1,000 up to a maximum that is generally equal to the lesser of $50,000 or 50% of his/her vested account balance. A loan is collateralized by the balance in the participant's account and bears interest at rates commensurate with local prevailing rates as determined by PEBCO. For outstanding loans at December 31, 2002 the rates ranged from 5.75% to 10.50%. Principal and interest are repaid ratably over a two- to five-year period through semimonthly payroll deductions.

        Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Amounts forfeited are used in the following order: (i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and (iii) to reduce employer contributions. Forfeitures were $9,740 in 2002 and $18,245 in 2001. The balance in the forfeiture account was $46,984 and $34,962 at December 31, 2002 and 2001, respectively.

Note 3 - Related-party transactions:

        Certain Plan investments are shares of mutual funds or common collective trusts managed by Merrill Lynch Trust Company ("Merrill Lynch" or "ML"). Merrill Lynch serves as trustee for the Plan and, therefore, transactions involving these investments qualify as party-in-interest transactions. The Company bears the responsibility of all administrative expenses of the Plan.

        Two of the available fund options invest in the common stock of NL and Tremont Corporation ("Tremont"), both of which are considered related parties. At December 31, 2002 and 2001, Tremont held approximately 21% of NL's outstanding common stock. The activity in these securities for the year ended December 31, 2002 was as follows:

                                                 Sales and
                                               distributions,   Realized
                                 Purchases        at cost        gain        Fair value
                                 ---------     --------------  ---------     ----------

Year ended December 31, 2002:
    NL common stock .........      $158,573      $350,317      $  4,966      $830,804
    Tremont common stock ....           381           230           405        40,326


        In February 2003 Valhi, Inc. completed a series of merger transactions pursuant to which, among other things, Tremont became a wholly owned subsidiary of Valhi. Under these merger transactions, Valhi issued 3.4 shares of its common stock (plus cash in lieu of fractional shares) in exchange for each share of Tremont common stock held in the Plan's investments. The Plan received approximately 4,600 shares of Valhi common stock in the merger transaction. The Plan reported an unrealized gain of approximately $11,000 in February 2003.

Note 4 - Tax status:

        The Plan, as amended, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

        The Plan has received a favorable determination as of December 2002, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code. Accordingly, the Plan's trust is qualified for favorable tax treatment.

Note 5 - Investments:

        The following presents investments that represent 5% or more of the Plan's net assets.

                                                               December 31,
                                                       -------------------------
                                                          2002           2001
                                                       -----------   -----------

Merrill Lynch Retirement Preservation Trust ........   $10,872,331   $10,775,772
Massachusetts Financial Services ("MFS") Value Fund      4,202,587     5,061,238
Merrill Lynch Equity Index Trust ...................     1,913,433     2,969,583
Oakmark International Fund .........................     1,266,657     1,578,762
Oppenheimer Capital Appreciation Fund ..............     1,042,941     1,250,354



        Effective January 1, 2002, certain of the Plan's investment options were no longer available under the Plan and were replaced with new investment options. The balances in the funds no longer available were transferred into the new funds on December 31, 2001.

        During 2002, the Plan's net appreciation (depreciation) in the fair value of investments (including gains and losses on investments bought and sold, as well as held during the year) was as follows:

                                                                        2002
                                                                    -----------

Mutual funds ..........................................             $(1,328,296)
Common stock ..........................................                 127,277
Common collective trusts ..............................                (587,912)
                                                                    -----------

                                                                    $(1,788,931)
                                                                    ===========

        The Plan's assets are invested principally in investment funds managed by (i) Merrill Lynch, (ii) MFS, (iii) Oppenheimer Funds Distributor, Inc., (iv) Harris Associates Securities L.P., (v) Calvert Asset Management Company, and
(vi) State Street Research Funds. At December 31, 2002, 63% of the Plan's investments were managed by Merrill Lynch. The Plan's assets also include investments in the common stock of NL, Halliburton Company ("Halliburton") and Tremont. See Note 3.

                              SUPPLEMENTAL SCHEDULE

                   NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

                    SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                December 31, 2002

                     Employer Identification No. 13-5267260

                                  Plan No. 003

                                                                     Fair value
                                                                     -----------

* Merrill Lynch Equity Index Trust ..............................    $ 1,913,433

* Merrill Lynch U.S. Government Mortgage Fund - Class A shares
  (formerly Merrill Lynch Federal Securities Trust) .............        629,754

* Merrill Lynch Retirement Preservation Trust ...................     10,872,331

  Oppenheimer Capital Appreciation Fund .........................      1,042,941

  Oakmark International Fund - Class II shares ..................      1,266,657

  Oakmark Select Fund - Class II shares .........................         58,378

  MFS Mid-cap Growth Fund .......................................         30,455

  State Street Aurora Fund ......................................         82,918

  MFS New Discovery Fund - Class A shares .......................         19,623

  MFS Value Fund - Class A shares ...............................      4,202,587

  Calvert Income Fund ...........................................         88,461

* NL Stock Fund - common stock ..................................        830,804

  Halliburton/Tremont Stock Fund - common stock:
    Halliburton .................................................        121,291
  * Tremont .....................................................         40,326

* Loans to participants (5.5% - 10.50%) .........................         69,612

*  Cash, Merrill Lynch Trust Company, FSB .......................         18,077
                                                                     -----------

                                                                     $21,287,648
                                                                     ===========

* Investment in a "Party-in-interest" entity, as defined by ERISA.

                                                                       EXHIBIT A




                         CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the:

(i)        Registration   Statement  No.   33-29287  on  Form  S-8  and  related
           Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

(ii)       Registration   Statement  No.   33-25913  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

(iii)      Registration   Statement  No.  333-65817  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan; and

(iv)       Registration   Statement  No.   33-48145  on  Form  S-8  and  related
           Prospectus with respect to the NL Industries, Inc. 1992 Non-Employee Directors Stock Option Plan.


of our report dated June 20, 2003 relating to the financial statements and supplemental schedule of the NL Industries, Inc. Retirement Savings Plan which appears in this Form 11-K.







                                                      PricewaterhouseCoopers LLP


Houston, Texas
June 26, 2003

                                                                       EXHIBIT B


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of NL Industries, Inc. (the Company) Retirement Savings Plan (the Plan) on Form 11-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, J. Landis Martin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




/s/ J. Landis Martin
    -------------------------
    J. Landis Martin
      Chief Executive Officer

June 26, 2003

A signed original of this written statement required by Section 906 has been provided to NL Industries, Inc. and will be retained by NL Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                       EXHIBIT C


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of NL Industries, Inc. (the Company) Retirement Savings Plan (the Plan) on Form 11-K for the year ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, Robert D. Hardy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.




/s/ Robert D. Hardy
    -------------------------
    Robert D. Hardy
      Chief Financial Officer

June 26, 2003

A signed original of this written statement required by Section 906 has been provided to NL Industries, Inc. and will be retained by NL Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.